UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2010

TechTarget, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-33472	04-3483216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

117 Kendrick Street, Needham, MA	02494
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 657-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On February 8, 2010, TechTarget, Inc. (“the Company”) issued a press release announcing it’s results for the third quarter ended September 30, 2009, and updated guidance for the fourth quarter ended December 31, 2009. The full text of the press release issued in connection with the announcement are furnished as Exhibit 99.1 to this Current Report on Form 8-K.  The information contained in Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation by reference language in such filing, except as expressly set forth by specific reference in such a filing.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 2, 2010, Eric Sockol, the Chief Financial Officer of the Company, decided to leave his position with the Company to pursue other opportunities.  At the request of the Company’s Board of Directors, Mr. Sockol has agreed to remain in his current position for a period of time in order to assist the Company as it searches for his successor.  In consideration for Mr. Sockol’s agreement to continue to serve the Company during this transition period, and for his past service to the Company, the Company’s Board of Directors has determined that it will award to Mr. Sockol, when his employment ultimately terminates after this transition period, the severance to which he would be entitled under his employment agreement with the Company in the event of a termination event triggering a severance entitlement by him.  This severance consists of (i) nine months of continued salary, (ii) a pro rated bonus based on Mr. Sockol’s current target bonus, (iii) nine months of health and welfare benefit continuation and (iv) accelerated vesting of all outstanding equity awards.

Item 7.01.     Regulation FD Disclosure

On February 2, 2010, The Nasdaq Stock Market (“Nasdaq”) sent the Company a letter stating that Nasdaq has granted the Company an exception from Nasdaq’s Listing Rule 5250(c)(1) to enable the Company to regain compliance with that rule.  As previously disclosed, Nasdaq had sent the Company a deficiency notice on November 13, 2009 as a result of the Company’s failure to timely file its Form 10-Q for the quarter ended September 30, 2009.  The Company is filing today its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.  As a result, the Company believes that it is now in compliance with Nasdaq’s Listing Rule 5250(c)(1), and the Company expects to hear confirmation of this compliance from Nasdaq in the coming days.

Item 9.01  Financial Statements and Exhibits

Exhibit. The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed :

99.1  A copy of the press release issued by TechTarget, Inc. on February 8, 2010 is furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2010	TECHTARGET, INC.

	By:	/s/ Greg Strakosch
Greg Strakosch
Chief Executive Officer